Exhibit 10.1

DEBT EXCHANGE AGREEMENT

This Debt Exchange Agreement (this “Agreement”), effective as of January 24, 2021, is entered into by and between KBS Fashion Group Limited, a corporation organized under the laws of the Marshall Islands (the “Company”) and Keyan Yan (the “Holder”). The Company and the Holder are sometimes individually referred to herein as a “Party” or collectively, as the “Parties.”

WHEREAS, the Holder is the interim Chief Financial Officer, co-Chairman of the Board of Directors of the Company and the record holder and beneficial owner of approximately 37.2% of the total outstanding common stock of the Company, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, the Holder has continuously made advances to the Company to enable the Company to pay its certain expenses, including expenses in connection with the Company’s Nasdaq continued listing and the reporting requirements with the Securities and Exchange Commission (the “SEC”), in the form of an unsecured loan, due on demand (the “Loan”), and as of the date of this Agreement, the outstanding amount of the Loan is $809,552 (the “Outstanding Debt”), which remains due and outstanding by the Company to the Holder under the Loan; and

WHEREAS, the Holder now desires to exchange the Outstanding Debt by converting it into six hundred seventy-four thousand six hundred twenty-six (674,626) shares of the Company’s Common Stock, at the conversion price of $1.20 per share, in full satisfaction of the Outstanding Debt, and the Company agrees to such exchange of the Outstanding Debt, all on the terms and conditions provided for in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Debt Exchange.

(a) Issuance of the Exchange Shares; Cancellation of Indebtedness. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to the Holder six hundred seventy-four thousand six hundred twenty-six (674,626) shares of Common Stock (the Exchange Shares”) in exchange for the cancellation of the Outstanding Debt, constituting all indebtedness owed by the Company to the Holder under the Loan (the “Debt Exchange”).

(a) The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at such location to be determined by the Company and the Holder, upon satisfaction of all obligations of the Parties to consummate the transactions contemplated hereby, but no earlier than fifteen (15) days following the submission of a Listing of Additional Shares Notification Form to The Nasdaq Stock Market LLC (“Nasdaq”) describing the transaction contemplated by this Agreement and receiving the acknowledgement from Nasdaq with respect to the issuance of the Exchange Shares (“Nasdaq Listing Approval”).

(b) Delivery of the Exchange Shares. Promptly following the Closing, the Company shall deliver to the Holder a certificate representing the Exchange Shares, or in the alternative, the book entry account statement prepared by the Company’s transfer agent reflecting the Holder’ ownership of the Exchange Shares. The Exchange Shares, when issued, shall be deemed to be duly and validly issued, fully paid and non-assessable, and the Outstanding Debt will be deemed to be paid-in-full and cancelled, and the Company will have no further obligation to the Holder with respect thereto.

(c) Exemption from the Registration. It is the intent of the parties that the Debt Exchange be effectuated pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506(b) under Regulation D thereunder.

2. Representations and Warranties of the Company. As of the date of this Agreement and on the date of the Closing, the Company hereby represents and warrants to the Holder, that:

(a) Organization; Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the Marshall Islands. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to effectuate the Debt Exchange, and to issue the Exchange Shares and to carry out and perform its obligations under the terms of this Agreement.

(b) Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement, (ii) authorization, issuance and delivery of the Exchange Shares and (iii) performance of all of the Company’s obligations hereunder have been taken or will be taken upon the execution of this Agreement. This Agreement has been duly executed by the Company and constitutes (or will constitute) the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) Capitalization. The authorized capital stock of the Company consists of One Hundred Fifty Million (150,000,000) shares of Common Stock and Five Million (5,000,000) shares of preferred stock with a par value of US $0.0001. Except as set forth in the Company’s reports, schedules, forms, statements and other documents filed by the Company with the SEC and publicly available prior to the date of the Agreement, no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Company are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of the Marshall Islands, the Company’s Charter, Bylaws or any contract to which the Company is a party or otherwise bound.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation or bylaws of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is a party.

(e) No Consent. No Consent of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the issuance of the Exchange Shares, other than the (a) filing with the SEC of a report on Form 6-K disclosing the transactions contemplated hereby, including all required exhibits thereto; and (b) the Nasdaq Listing Approval.

(f) Valid Issuance. The Exchange Shares have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable. The Exchange Shares will be free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances; provided, however, that the Exchange Shares shall be subject to restrictions on transfer under state and federal securities laws. None of the Exchange Shares will be subject to any preemptive rights or rights of first refusal.

(g) Exemption. It is the intention of the Company that the Exchange be made pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereunder.

3. Representations and Warranties of the Holder. As of the date of this Agreement and on the date of the Closing, the Holder hereby represents and warrants to the Company that the following representations and warranties are true and complete:

(a) Authorization and Power. The Holder is the interim Chief Financial Officer of the Company, the co-Chairman of the Board of Director of the Company, and the holder of approximately 37.2% of outstanding stock of the Company, and therefore is an affiliate of the Company, as this term is defined in Rule 405 of the Securities Act. Holder has all power and authority to execute and deliver this Agreement, to exchange the Outstanding Debt under the Loan and to acquire the Exchange Shares, and carry out and perform his obligations under the terms of this Agreement and the transactions contemplated hereby. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, the conversion of the Outstanding Debt into the Exchange Shares have been taken or will be taken prior to the date of this Agreement. This Agreement has been duly executed by the Holder and constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) Ownership of the Outstanding Debt. The Holder is the beneficial and record owner of the Outstanding Debt. The Holder has good, valid and marketable title to said Outstanding Debt, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Outstanding Debt to any person.

(c) For Holder’s Account. The Holder represents and confirms that the Holder will acquire the Exchange Shares upon the Debt Exchange for the Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof.

(d) Accredited Investor and Investment Experience. The Holder is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act. The Holder represents that he and his representatives are experienced in evaluating and investing in securities of companies similar as the Company and that the Holder can bear the economic risk of an investment in the Exchange Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Exchange Shares in exchange for the Outstanding Debt.

(e) No Consents. The Holder is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the execution and delivery of this Agreement or the Exchange.

(f) Restricted Securities; Compliance with Securities Act. The Holder understands and agrees that the Exchange Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Holder contained herein), and that the Holder will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Exchange Shares unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available. The Holder acknowledges that the Exchange Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(g) Shares Legend. The Exchange Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO [THE COMPANY] THAT SUCH REGISTRATION IS NOT REQUIRED."

(h) No Governmental Review. The Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Exchange or the Exchange Shares or the suitability of the Exchange nor have such authorities passed upon or endorsed the merits of the Exchange.

4. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf or email shall be deemed to be original signatures.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A party may change or supplement the addresses given in the signature pages hereto, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Debt Exchange Agreement as of the date set forth above.

KBS Fashion Group Limited

By:	/s/ Lei Sun
Name:	Lei Sun
Title:	Chief Executive Officer

Address for Notices:

Xin Fengge Building, Yupu Industrial Park

Shishi City, Fujian Province 362700

People’s Republic of China

HOLDER:

/s/ Keyan Yan
Keyan Yan

Address for Notices: